                                                                    EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 11, 1999, on our audits of the consolidated financial statements of SunGard Data Systems, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in Sungard Data Systems Inc.'s Annual Report on Form 10-K. We also consent to the reference to our Firm under the heading "Experts" in the registration statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 22, 1999